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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File Nos. 333-XXXXX and 333-XXXXX) of our report dated August 10, 1999, except for the stock split described in Note 8, for which the date is September 8, 1999, relating to the financial statements as of December 31, 1998 and for the period from inception (August 20, 1998) to December 31, 1998 of Akamai Technologies, Inc., which appear in Akamai Technologies, Inc.'s Registration Statement on Form S-1 (No. 333-85679), as amended, as filed with the Securities and Exchange Commission on October 28, 1999.


Boston, Massachusetts
October 28, 1999





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